UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32620	13-2599131
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1721 Donna Road, West Palm Beach, FL 33409

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 27, 2014, the Board of Directors of QSGI, Inc. had engaged D’Arelli Pruzansky, P.A. as its Independent Registered Public Accountant to audit QSGI’s financial statements for the fiscal year ended December 31, 2011 and for subsequent periods. However, prior to engaging in any work for QSGI, Inc. D’Areli Pruzansky, P. A., by letter dated July 31, 2014 to the Chief Accountant of the Securities and Exchange Commission, ended its client-auditor relationship with QSGI, Inc. on the same day that the Securities and Exchange Commission issued a press release indicating its intent to pursue administrative action against the Company’s Chief Executive Officer for reporting deficiencies in 2008. D’Arelli Pruzansky, P.A.’s July 31, 2014 letter is attached as an exhibit to this report as Exhibit 16.1.

Effective August 6, 2014, the Board of Directors of QSGI, Inc. (“QSGI” or the “Registrant”) approved the engagement of RBSM LLP as the Independent Registered Public Accountant to audit QSGI’s financial statements for the fiscal year ended December 31, 2011 and subsequent time periods. During the two most recent fiscal years or any subsequent interim period, QSGI did not consult with RBSM LLP or any of its members about the application of accounting principles to any specified transaction or any other matter prior to engaging RBSM LLP.

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 6, 2014, QSGI, Inc. accepted the resignation of David Meynarez as Chief Financial Officer and a Director of QSGI, Inc. Mr. Meynarez has advised QSGI, Inc. that he has taken a position with another company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following documents are filed as exhibits to this Report:

Exhibit Designation	Description of Exhibit
16.1	Letter dated July 31, 2014 addressed to the Securities and Exchange Commission from D’Arelli Pruzansky, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: August 14, 2014	By:	/s/ Marc Sherman
Marc Sherman Chairman of the Board